EXHIBIT 99.1

                    DOLLAR TREE STORES SHAREHOLDERS RE-ELECT
                            PERRY, SAUNDERS AND SCOTT
                    AS DIRECTORS AT COMPANY'S ANNUAL MEETING

              COMPANY ALSO WILL PRESENT AT WILLIAM BLAIR CONFERENCE



CHESAPEAKE, Va. - June 19, 2003 - Dollar Tree Stores, Inc. (NASDAQ: DLTR), the nation's leading operator of single-price point dollar stores, held its annual meeting of shareholders today. Shareholders re-elected J. Douglas Perry, Thomas A. Saunders III, and Eileen R. Scott to three-year terms as Directors of the Company. Shareholders also approved the Company's 2003 Equity Incentive Plan, Non-Employee Director Stock Option Plan, and Director Deferred Compensation Plan, as described in the Company's 2003 proxy.

In separate news, Dollar Tree will be participating in the William Blair & Company Growth Stock Conference being held June 24-26, 2003 at the Four Seasons Hotel in Chicago. Dollar Tree's presentation is scheduled for Wednesday, June 25, 2003, at approximately 9:50 am CDT. CEO Macon Brock will discuss Dollar Tree's business and growth plans.

A live audio-only webcast of the Company's conference presentation will be available at Dollar Tree's website, www.DollarTree.com, and at http://www.twst.com/econf/mm/blair2/dltr.html. A replay can be accessed at the same locations, and will remain available until midnight Monday, June 30, 2003.

Dollar Tree operates 2,319 stores in 41 states as of May 3, 2003.


                      Investor Relations & Media contact:
                      Dollar Tree Stores, Inc., Chesapeake
                      Erica Robb or Adam Bergman, 757/321-5000 www.DollarTree.com

                      Additional IR & media consulting provided by: Adam Friedman & Associates